UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2011

HICKOK INCORPORATED
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(Exact name of registrant as specified in its charter)
Ohio	0-147	34-0288470
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(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
10514 Dupont Avenue Cleveland, Ohio	44108
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (216) 541-8060

__________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Loan Agreement. On December 30, 2011, Hickok Incorporated (the "Company") entered into a Convertible Loan Agreement (the "Convertible Loan Agreement") with Roundball LLC, an Ohio limited liability company ("Roundball"), and the Aplin Family Trust (the "Aplin Trust," and, together with Roundball, the "Investors"), and solely with respect to Section 3 thereof, Robert L. Bauman. Under the Convertible Loan Agreement, the Company issued a convertible note to Roundball (the "Roundball Note") in the principal amount of $466,879.87 (the "Closing Roundball Loan Amount") and a convertible note to the Aplin Trust in the principal amount of $208,591.20 (the "Aplin Note," and, together with the Roundball Note, the "Notes"). The Notes are unsecured, bear interest at a rate of 0.20% per annum and will mature on December 30, 2012. The Notes rank pari passu with amounts outstanding under the Company's existing revolving credit agreement.

At any time prior to the maturity date of the Roundball Note, Roundball shall have the right, exercisable at its option, to cause the Company to borrow up to an additional $466,879.88 from Roundball (the "Roundball Option"). Each loan made pursuant to the Roundball Option may be made on any business day in such amount as Roundball may determine by notice to the Company and shall bear interest from the date of disbursement of such additional loan. However, Roundball may not exercise the Roundball Option with respect to an amount less than $10,000 unless the aggregate amount of the Roundball Option which has not been exercised is less than such amount, in which case Roundball may only exercise the Roundball Option for the entire remaining amount thereof.

The Notes may be converted by the Investors at any time, in whole or in part, into Class A Common Shares of the Company ("Conversion Shares") at a conversion price of $1.85 per share. The Roundball Note, if the Roundball Option has been exercised in full, may not be converted into more than 504,736 Conversion Shares, and the Aplin Note may not be converted into more than 112,752 Conversion Shares. If the Investors have not fully converted either of the Notes into Conversion Shares by their respective maturity dates, the Company may, at the discretion of the Company's board of directors (the "Board"), either pay the outstanding principal and accrued and unpaid interest outstanding under the applicable Note or convert such Note, in whole, into Conversion Shares.

The Investors also have been provided with certain rights to nominate individuals for election to the Company's Board under the Convertible Loan Agreement. Upon conversion of one half (1/2) of the Closing Roundball Loan Amount into Conversion Shares, Roundball may, in its sole discretion, cause the Company to include an individual designated by Roundball as a nominee for election to the Board at all subsequent annual meetings of the Company's shareholders that occur prior to the maturity of the Roundball Note (the "Roundball Nominee Power"). Upon conversion of all of the Closing Roundball Loan Amount into Conversion Shares, Roundball may, in its sole discretion, cause the Company to include two individuals selected by Roundball as nominees for election to the Board at all subsequent annual meetings of the Company's shareholders that occur prior to the maturity of the Roundball Note (the "Dual Roundball Nominee Power"). If Roundball has exercised the Roundball Option in full and subsequently converted the Roundball Note in full into Conversion Shares prior to its maturity date, the Roundball Nominee Power and the Dual Roundball Nominee Power shall remain in effect as follows: (i) the Dual Roundball Nominee Power will continue until the earlier to occur of Roundball owning shares representing less than fifteen percent (15%) of the total voting power of the Company, or five (5) years from the closing date of the Convertible Loan Agreement; and (ii) the Roundball Nominee Power will continue until the earlier to occur of Roundball owning shares representing less than ten percent (10%) of the total voting power of the Company, or five (5) years from the closing date of the Convertible Loan Agreement. The Aplin Trust will also have the right to cause the Company to include an individual of its choice in the slate of nominees for election to the Board as long as the Aplin Trust owns shares representing ten percent (10%) or more of the total voting power of the Company, however Jennifer Elliott's continuation on the Board shall satisfy the Company's obligations under this provision. The Aplin Trust's nomination rights also do not extend past five (5) years from the closing date of the Convertible Loan Agreement.

The Convertible Loan Agreement contains certain customary affirmative and negative covenants that expire upon the maturity of the Notes, including a restriction on the Company incurring any further indebtedness (subject to certain exceptions) and provisions requiring the proceeds from the Notes to be used exclusively for working capital purposes. The Company also agreed not to make any material change in its business or its present method of conducting business until the maturity dates of the Notes.

Other material terms and conditions contained in the Convertible Loan Agreement include a restriction on the transfer of the Notes and Conversion Shares to non affiliates of the Investors for one (1) year from the closing date, pre-emptive right for the Investors with respect to issuances by the Company of securities prior to the maturity of the Notes in order to allow the Investors to maintain their ownership in the Company as calculated assuming the Notes have been fully converted, and an obligation of the Company to provide monthly financial statements to the Investors.

Ancillary Agreements. The Company entered into certain other ancillary agreements in connection with the Convertible Loan Agreement. The Company sold 20,000 Class B Shares currently held in treasury to Roundball at a price of $1.85 per share pursuant to a subscription agreement between the Company and Roundball, dated December 30, 2011 (the "Subscription Agreement"). The Company also entered into a Registration Rights Agreement with the Investors dated December 30, 2011 (the "Registration Rights Agreement") under which the Investors are provided with certain demand and piggyback registration rights with respect to the Conversion Shares. The Company has also entered into a Voting Agreement with the Investors and the Class B Shareholders of the Company dated December 30, 2011 (the "Voting Agreement") under which the Class B Shareholders of the Company have agreed, for a period of three years following the date of the Agreement, to vote in favor of any individuals nominated for election to the Board by the Investors in accordance with the Convertible Loan Agreement. The Investors have also agreed under the Voting Agreement to vote in favor of all individuals nominated for election to the Board by the Company during that same three-year period.

The foregoing description of the Convertible Loan Agreement, the Roundball Note, the Aplin Note, the Registration Rights Agreement, the Voting Agreement and the Subscription Agreement are qualified in their entirety by reference to the copies thereof which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively, and incorporated by reference in this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The description of the Notes issued pursuant to the Convertible Loan Agreement set forth in Item 1.01 is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

As described in item 1.01, the Company issued: (i) 20,000 Class B Shares to Roundball pursuant to the Subscription Agreement, (ii) the Roundball Note to Roundball pursuant to the Convertible Loan Agreement, and (iii) the Alpin Note to Aplin pursuant to the Convertible Loan Agreement (collectively, the "Offering"). The aggregate offering price for the Offering was $712,471.07 and, with the exercise of the Roundball Option in full, could be equal to a maximum of $1,176,639.20. The securities issued by the Company under the Offering are exempt from registration under Rule 506 of the Securities Act of 1933, as amended (the "Securities Act"). This exemption was relied upon, in part, because the Investors have represented that they (i) are both "accredited investors" within the meaning of Rule 501(a) of the Securities Act; (ii) have reviewed the forms, statements, certifications, reports and documents required to be filed or furnished by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and such additional information concerning the Company as the Investors deemed necessary or appropriate to make an informed investment decision with respect to the transactions contemplated by the Convertible Loan Agreement and the Subscription Agreement, including access to and an opportunity to ask questions of the Company's management; and (iii) are aware that they have received "restricted" securities under the Offering. The Investors' conversion rights with respect to the Notes are set forth in item 1.01, which description is hereby incorporated by reference in this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Offering, the Company will enter into agreements with the Company's named executive officers (the "Employment Agreements"). The Employment Agreements provide that, for a period of three (3) years, if an executive officer's employment with the Company is terminated for a reason other than "cause," as such term is defined in the Employment Agreements, the executive officer will be entitled to a lump sum payment from the Company equal to twelve (12) months of such executive officer's average base salary as paid to the executive officer by the Company over the term of the applicable Employment Agreement. In addition to this lump sum payment, if the terminated executive officer is enrolled in the Company's medical insurance plan on the date of termination and provided that such executive officer is entitled to continue such participation under applicable law and plan terms, the Company will reimburse the cost of the executive officer's and his or her eligible dependents' participation in such plan pursuant to any rights he or she may have under COBRA until the earlier of (a) twelve (12) months from the date of the executive officer's termination of employment with the Company; or (b) the date the executive officer becomes eligible for similar benefits from a subsequent employer.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the copy thereof which is attached hereto as Exhibit 10.7 and incorporated by reference in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Convertible Loan Agreement, dated December 30, 2011, among the Company, the Investors, and solely with respect to Section 3 thereof, Robert L. Bauman.
10.2	Convertible Promissory Note, dated December 30, 2011, issued by the Company to Roundball in the principal amount of $466,879.87.
10.3	Convertible Promissory Note, dated December 30, 2011, issued by the Company to the Aplin Trust in the principal amount of $208,591.20.
10.4	Registration Rights Agreement, dated December 30, 2011, among the Company and the Investors.
10.5	Voting Agreement, dated December 30, 2011, among the Company, the Investors and the Class B Shareholders of the Company.
10.6	Subscription Agreement, dated December 30, 2011, between the Company and Roundball.
10.7	Form of Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hickok Incorporated
(Registrant)

Date: January 3, 2012
/s/ Robert L Bauman
Robert L. Bauman
President and CEO

Exhibit Index
Exhibit Number	Description
10.1	Convertible Loan Agreement, dated December 30, 2011, among the Company, the Investors, and solely with respect to Section 3 thereof, Robert L. Bauman.
10.2	Convertible Promissory Note, dated December 30, 2011, issued by the Company to Roundball in the principal amount of $466,879.87.
10.3	Convertible Promissory Note, dated December 30, 2011, issued by the Company to the Aplin Trust in the principal amount of $208,591.20.
10.4	Registration Rights Agreement, dated December 30, 2011, among the Company and the Investors.
10.5	Voting Agreement, dated December 30, 2011, among the Company, the Investors and the Class B Shareholders of the Company.
10.6	Subscription Agreement, dated December 30, 2011, between the Company and Roundball.
10.7	Form of Employment Agreement.